    As filed with the Securities and Exchange Commission on June 14, 1996
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             ----------------------

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        TRANSWORLD HOME HEALTHCARE, INC.
           (Exact name of registrant as specified in its charter)

                NEW YORK                                    13-3098275
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

  11 SKYLINE DRIVE, HAWTHORNE, NEW YORK                       10532
(Address of Principal Executive Offices)                    (Zip Code)

                         1992 AMENDED STOCK OPTION PLAN
                            (Full title of the plan)

                               WAYNE A. PALLADINO
                        TRANSWORLD HOME HEALTHCARE, INC.
                                11 SKYLINE DRIVE
                           HAWTHORNE, NEW YORK  10532
                    (Name and address of agent for service)

                                 (914) 345-8880
         (Telephone number, including area code, of agent for service)

                      COPIES TO:  LESLIE J. LEVINSON, ESQ.
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 702-5700

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                 PROPOSED
  TITLE OF                                       MAXIMUM            PROPOSED MAXIMUM
  SECURITIES                  AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING    AMOUNT OF
  TO BE REGISTERED            REGISTERED         PER SHARE(1)       PRICE(1)              REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $.01 per share....          500,000            $8.375(2)          $4,187,500(2)         $1,444
============================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Based, pursuant to Rule 457(h), on the average of the high and low price per share of the Registrant's Common Stock on the Automated Quotation System of the National Association of Securities Dealers National Market on June 7, 1996.

================================================================================

                                EXPLANATORY NOTE

         The contents of the registration statement of Transworld Home HealthCare, Inc. (the "Company") on Form S-8 (File No. 33-82710) are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit
Number
- ------
*5.01            Opinion of Baer Marks & Upham LLP.

*23.01           Consent of Coopers & Lybrand L.L.P.

*23.02           Consent of Arthur Andersen LLP.

*23.03           Consent of Baer Marks & Upham (contained in Exhibit 5.01).

*24.01           Powers of Attorney (included on signature page of this registration statement).

- ---------------------
*Filed herewith.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of June, 1996.


                                           TRANSWORLD HOME HEALTHCARE, INC.



                                           By: /s/ WAYNE A. PALLADINO
                                               ----------------------------
                                               Wayne A. Palladino
                                               Senior Vice President
                                               and Chief Financial Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Fine and Wayne A. Palladino his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                            Title                             Date
- ---------                            -----                             ----
/s/JOSEPH J. RAYMOND                 Chairman of the               June 14, 1996
- ------------------------             Board and Director
Joseph J. Raymond

/s/ROBERT W. FINE                    President, Chief              June 14, 1996
- ------------------------             Executive Officer,
Robert W. Fine                       Chief Operating
                                     Officer and Director


/s/WAYNE A. PALLADINO                Senior Vice President         June 14, 1996
- ------------------------             and Chief Financial
Wayne A. Palladino                   Officer


/s/RICHARD A. YOKEN                  Director                      June 14, 1996
- ------------------------
Richard A. Yoken


/s/ELLIOTT H. VERNON                 Director                      June 14, 1996
- ------------------------
Elliott H. Vernon


/s/SCOTT A. SHAY                     Director                      June 14, 1996
- ------------------------
Scott A. Shay

                                 EXHIBIT INDEX


 Exhibit
 Number                                                                  Page No.
                                                                         --------
 *5.01            Opinion of Baer Marks & Upham LLP.

 *23.01           Consent of Coopers & Lybrand L.L.P.

 *23.02           Consent of Arthur Andersen LLP.

 *23.03           Consent of Baer Marks & Upham (contained in Exhibit
                  5.01).

 *24.01 Powers of Attorney (included on signature page of this registration statement).

- -----------------
*Filed herewith.